Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15 Additional Sub-custodians:

The Hongkong and Shanghai Banking Corporation Ltd., Sydney, Australia Citigroup Pty. Limited, Melbourne, Australia
Scotiabank & Trust (Cayman) Ltd., Grand Cayman, Cayman Islands
Banco Itau Chile, Santiago branch, Chile
Marfin Popular Bank Public Company Limited, Nicosia, Cyprus
Skandinaviska Enskilda Banken AB, Copenhagen, Denmark
Skandinaviska Enskilda Banken AB, Helsinki, Finland
Deutsche Bank AG, Paris, France
UniCredit Bank Hungary Zrt., Budapest, Hungary
Deutsche Bank S.p.A., Milan branch, Italy
The Hongkong and Shanghai Banking Corporation Limited, Malta
The Hongkong and Shanghai Banking Corporation Lts., Auckland, New Zealand Skandinaviska Enskilda Banken AB, Oslo, Norway
Deutsche Bank AG, Karachi branch, Pakistan
HSBC Bank (Panama) S.A., Panama City, Panama
UniCredit Bank Serbia JSC, Belgrade, Serbia
United Overseas Bank Ltd., Singapore
Deutsche Bank S.A.E., Barcelona, Spain

Type of Custody:  Foreign Custodian Rule 17f-5